EXHIBIT 24.1
POWER OF ATTORNEY
The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the "Company") hereby appoint Keene S. Turner or Peter F. Benoist as their Attorney-in-Fact for the purpose of signing the Company's Securities Exchange Commission Form 10-K (and any amendments thereto) for the year ended December 31, 2016.

Signature	Title	Date

/s/ John S. Eulich	Chairman of the Board of Directors	February 24, 2017
John S. Eulich

/s/ John Q. Arnold	Director	February 24, 2017
John Q. Arnold

/s/ Michael A. DeCola	Director	February 24, 2017
Michael A. DeCola

/s/ William H. Downey	Director	February 24, 2017
William H. Downey

/s/ Robert E. Guest, Jr.	Director	February 24, 2017
Robert E. Guest, Jr.

/s/ James M. Havel	Director	February 24, 2017
James M. Havel

/s/ Judith S. Heeter	Director	February 24, 2017
Judith S. Heeter

/s/ Michael R. Holmes	Director	February 24, 2017
Michael R. Holmes

/s/ Nevada A. Kent, IV	Director	February 24, 2017
Nevada A. Kent, IV

/s/ James J. Murphy, Jr.	Director	February 24, 2017
James J. Murphy, Jr.

/s/ Eloise E. Schmitz	Director	February 24, 2017
Eloise E. Schmitz

/s/ Sandra A. Van Trease	Director	February 24, 2017
Sandra A. Van Trease

	Director	February 24, 2017
Michael W. Walsh